CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Legg Mason Income Trust, Inc.:

        We consent to the incorporation by reference in Post-Effective Amendment No. 28 to the Registration Statement of Legg Mason Income Trust, Inc. (the "Corporation") on Form N-1A (File No. 33-12092) of our report dated January 30, 1998 on our audit of the financial statements and financial highlights of the U.S. Government Intermediate-Term Portfolio, U.S. Government Money Market Portfolio, Investment Grade Income Portfolio and the High Yield Portfolio, the four portfolios of the Corporation, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "The Corporation's Independent Accountants" in the Statement of Additional Information.

                                                /s/ Coopers & Lybrand L.L.P.

Baltimore, Maryland
April 30, 1998